Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER RESULTS

Net Sales — $806 Million; GAAP Diluted EPS — $0.62; Non-GAAP Diluted EPS — $0.31

TEMPE, Ariz. – January 27, 2005 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three months and year ended December 31, 2004.

Fourth Quarter Highlights:

•	Quarterly net sales growth of 9% from $739.2 million in Q4 2003 to $805.7 million in Q4 2004.

•	24% year-over-year growth in quarterly non-GAAP* diluted EPS from $0.25 in Q4 2003 to $0.31 in Q4 2004.

•	Insight North America posted non-GAAP* earnings from operations as a percentage of net sales of 2.7% – the highest operating margin for Insight North America in the past ten quarters.

•	Sold remaining shares in PlusNet, a leading internet service provider in the United Kingdom, and recorded gain on sale in Q4 2004 of $17.1 million.

•	Announced hiring of Richard A. Fennessy as chief executive officer effective November 15, 2004.

“The fourth quarter was another strong quarter resulting in year over year growth in net sales and non-GAAP diluted earnings per share of 9% and 24%, respectively,” said Richard A. Fennessy, chief executive officer. “I am pleased with the results of the quarter and strategic direction we are taking to continue this growth into 2005 and beyond.”

Financial Summary Table
(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2004	2003	% change	2004	2003	% change
Insight Enterprises, Inc.
Net sales	$805,684	$739,179	9%	$3,082,725	$2,886,047	7%
Net earnings – GAAP	$30,991	$11,961	159%	$80,528	$37,754	113%
Net earnings – Non-GAAP *	$15,446	$11,961	29%	$57,652	$37,541	54%
Diluted earnings per share – GAAP	$0.62	$0.25	148%	$1.64	$0.81	102%
Diluted earnings per share – Non-GAAP *	$0.31	$0.25	24%	$1.17	$0.80	46%

Insight North America
Net sales	$676,542	$621,269	9%	$2,557,402	$2,430,005	5%
Earnings from operations – GAAP	$17,211	$12,535	37%	$61,673	$36,269	70%
Earnings from operations – Non-GAAP *	$18,454	$12,535	47%	$64,891	$39,191	66%

Insight UK
Net sales	$110,327	$98,828	12%	$451,202	$379,785	19%
Earnings from operations – GAAP	$207	$1,971	(89%)	$11,380	$6,905	65%
Earnings from operations – Non-GAAP *	$2,525	$1,971	28%	$11,387	$4,944	130%

Direct Alliance Corporation
Net sales	$18,815	$19,082	(1%)	$74,121	$76,257	(3%)
Earnings from operations – GAAP	$3,132	$4,765	(34%)	$12,818	$15,787	(19%)
Earnings from operations – Non-GAAP *	$3,197	$4,765	(33%)	$12,966	$15,787	(18%)

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 2	January 27, 2005

Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2004 and/or 2003 periods exclude the gain and expenses associated with the sale of PlusNet shares owned by the Company, the tax benefit associated with the reduction in the deferred tax asset valuation allowance, severance and restructuring expenses, income resulting from reductions in liabilities assumed in a previous acquisition, expenses relating to the hiring of our new chief executive officer, the tax effects of these items and other tax adjustments. We exclude these items when internally evaluating the results of operations for the Company and the individual operating segments and when comparing results of operations to competitors’ operating results. We believe that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Our effective tax rates from continuing operations for the three months ended December 31, 2004 and 2003 were 14.8% and 36.8%, respectively. The decrease in the effective tax rate was due primarily to a $5.5 million tax benefit recorded in the three months ended December 31, 2004 as a result of a decrease in the deferred tax asset valuation allowance for our United Kingdom operations offset, in part, by increases in non-deductible expenses. The non-GAAP effective tax rate from continuing operations for the three months ended December 31, 2004 and 2003, which excludes the $5.5 million tax benefit and other items, was 37.9% and 36.8%, respectively. The increase in the non-GAAP effective tax rate is due primarily to an increase in the percentage of taxable income in the United States, which is at higher rates than the United Kingdom and Canada.

Working capital as of December 31, 2004 was $371.3 million compared to $240.3 million as of December 31, 2003. Annualized inventory turns, excluding inventories not available for sale, were 30 times for the fourth quarter of 2004 compared to 33 times for the fourth quarter of 2003. The decrease in annualized inventory turns resulted primarily from an increase in inventories due to increases in opportunistic purchases and inventory purchased for large enterprise customer projects. The $41.8 million and $22.0 million of inventories not available for sale at December 31, 2004 and 2003, respectively, represents inventories segregated pursuant to binding customer contracts, which will be recorded as net sales when the criteria for sales recognition are met. Customer payments in advance of shipment of $16.3 million and $13.8 million at December 31, 2004 and 2003, respectively, primarily represent payments received from customers pursuant to these contracts. Days’ sales outstanding in ending accounts receivable (DSOs) were 50 for the fourth quarter of 2004 compared to 46 for the fourth quarter of 2003. The increase is due primarily to a greater percentage of sales in Q4 2004 to large corporate clients, which tend to take longer to pay, than in the prior year. Cash flows from operations for the year ended December 31, 2004 and 2003 were $13.6 million and $60.0 million, respectively. Cash flows from operations for the year ended December 31, 2004 resulted primarily from net earnings before depreciation and the gain on the sale of investment in PlusNet, offset by an increase in accounts receivable and inventories due to increased sales compared to prior year. Cash flows from operations for the year ended December 31, 2003 resulted primarily from net earnings before depreciation, a decrease in accounts receivable, a decrease in other current assets and an increase in accrued expenses. The decrease in accounts receivable at December 31, 2003 was primarily due to reduced sales in the fourth quarter of 2003 compared to the fourth quarter of 2002. The decrease in other current assets was due primarily to the return of a refundable deposit paid in connection with the termination of prior financing arrangements at the end of 2002.

The total outstanding balance under our line of credit and accounts receivable securitization facility was $25.0 million at December 31, 2004 compared to $65.0 million at December 31, 2003. This decrease is due primarily to proceeds received from the sale of PlusNet shares owned by the Company and cash flow from operations. At December 31, 2004, we had $38.4 million in cash, although a large portion of our cash balance remains in the United Kingdom and may be subject to taxes if transferred to the United States. Cash, in an amount equal to the gain on the sale of PlusNet shares that was taxable in the United States, was transferred to the United States to reduce the outstanding balances under our line of credit and accounts receivable securitization facility. The accounts receivable securitization facility expires December 30, 2005 and the balance outstanding at December 31, 2004 continues to be recorded as short-term. Although terms of up to three years were available to us during the renewal, we elected to renew the facility for one year based on pricing. Additionally, we extended our line of credit facility, which was scheduled to expire on December 30, 2005, to December 30, 2007.

The receivable from equity method investee primarily represents receivables from Executive Technology (“ET”), an equity method investee, for amounts due to Insight North America for product purchased. This balance is secured by certain ET accounts receivable, and we expect this outstanding balance to be substantially reduced by March 31, 2005.

Sale of Remaining PlusNet Shares

     On December 14, 2004, we sold our remaining 12,638,889 shares of common stock in PlusNet. The placing price was £1.25 (approximately $2.39) per share resulting in gross proceeds to us of £15.8 million (approximately $30.2 million). At

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 3	January 27, 2005

December 31, 2004, approximately $28.0 million was recorded as a receivable from the underwriter. This amount was received in January 2005. As a result of the sale of our entire investment in PlusNet, PlusNet’s results of operation and the gain on the sale of PlusNet shares are presented as a discontinued operation. Insight UK also recorded bonus expenses of approximately $2.3 million, including employer taxes, related to a management incentive plan with the top executives of PlusNet. The management incentive plan compensated them, as a group, with an amount equivalent to approximately 12.5% of the gain, after certain adjustments, related to all sales of PlusNet shares owned by Insight Enterprises. The bonus expense is included in selling and administrative expenses.

Reduction of Deferred Tax Valuation Allowance

Due to the consistent profitability of our operations in the United Kingdom and our expected future profitability of these operations, we believe it is more likely than not that we will be able to utilize certain deferred tax assets against which valuation allowances were formerly recorded. As a result, we recorded a tax benefit of approximately $5.5 million during the three months ended December 31, 2004, representing the reduction in the deferred tax valuation allowance.

Expenses Associated with Hiring of New Chief Executive Officer

We recorded approximately $1.3 million of expenses during the three months ended December 31, 2004 associated with the hiring of Richard A. Fennessy as chief executive officer on November 15, 2004. These expenses include fees paid to the search firm, as well as a signing bonus and relocation expenses pursuant to Mr. Fennessy’s employment contract.

OPERATING SEGMENTS

We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the quarter ended December 31, 2004, we were organized in the following three operating segments:

•	Provider of IT products and services – North America (“Insight North America”);

•	Provider of IT products and services – United Kingdom (“Insight UK”); and

•	Business process outsourcing provider (“Direct Alliance”).

Insight North America

Insight North America’s net sales in the fourth quarter of 2004 increased 9% to $676.5 million, compared to net sales of $621.3 million in the fourth quarter of 2003. “Growth in net sales continued to be strong in the fourth quarter, particularly to our large enterprise customers who typically increase spending in the fourth quarter,” said Fennessy. “In 2005, we will continue to grow our large corporate business but will be focused on increasing sales to our small- to medium-sized customers.”

Insight North America’s gross profit as a percentage of net sales was 11.1% in the fourth quarter of 2004 and 10.8% in the fourth quarter a year ago. “The increase in gross margin is due primarily to an increase in product margin as a result of various internal initiatives, a reduction in the reserve for vendor receivables and an increase in sales of enterprise software agreements for which we receive a referral fee,” said Stanley Laybourne, chief financial officer. “These increases were partially offset by decreases in freight margin and supplier reimbursements and the increase in the percentage of sales to large enterprise customers, which are generally at lower gross margins.”

Insight North America’s non-GAAP selling and administrative expenses were 8.4% of net sales for the three months ended December 31, 2004 and 8.7% of net sales for the fourth quarter of 2003. “The reduction in selling and administrative expenses as a percentage of net sales was due to increased net sales and realized cost savings associated with the completion of the system conversion, specifically the elimination of accelerated depreciation on the old IT system, stay bonuses and redundant personnel expenses that were recorded in the fourth quarter of 2003,” Laybourne said.

Insight North America’s non-GAAP earnings from operations increased 47% to $18.5 million in the fourth quarter of 2004, compared to earnings from operations of $12.5 million in the fourth quarter of 2003. “Insight North America’s non-GAAP earnings from operations as a percentage of net sales reached 2.7%, the highest operating margin in the past ten quarters,” Laybourne said.

Non-GAAP selling and administrative expenses and non-GAAP earnings from operations for Insight North America for the three months ended December 31, 2004 excludes $1.2 million of allocated expenses related to the hiring of our new chief executive officer.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 4	January 27, 2005

Insight UK

Insight UK’s net sales in the fourth quarter of 2004 increased 12% to $110.3 million, compared to net sales of $98.8 million in the fourth quarter of 2003. Increases in the British pound sterling exchange rates accounted for $9.3 million of this increase. Excluding the effect of fluctuations in the exchange rates, net sales increased 2% from the fourth quarter of 2003. “Net sales growth for Insight UK was driven by stronger than expected growth in sales to our public sector and large enterprise customers, offset by slightly weaker demand from our small- to medium-sized customers,” said Fennessy. “In 2005, our focus at Insight UK will be to continue to grow earnings from operations and to accelerate the growth in net sales, particularly to small- to medium-sized business customers.”

Insight UK’s gross profit as a percentage of net sales was 13.2% in the fourth quarter of 2004 as compared to 13.5% in the fourth quarter a year ago. “The decrease in Insight UK’s gross margin over the prior year was due primarily to a decrease in supplier reimbursements, an increase in the write-downs of inventories and an increase in sales to large enterprise and public sector customers, which are generally at lower product margins,” said Laybourne. “These decreases were offset partially by an increase in service margin and supplier discounts.”

For the fourth quarter of 2004, Insight UK’s non-GAAP selling and administrative expenses were 10.9% of net sales compared to 11.5% in the same quarter in 2003. Laybourne added, “The decrease in selling and administrative expenses as a percentage of net sales is due primarily to a reduction in bad debt expense and an increase in supplier funds used to offset marketing expenditures.”

Insight UK’s non-GAAP earnings from operations as a percentage of net sales were 2.3% compared to 2.0% in the fourth quarter of 2003.

Non-GAAP selling and administrative expenses and non-GAAP earnings from operations for Insight UK for the three months ended December 31, 2004 excludes $2.3 million of bonuses to PlusNet management, as discussed above.

Direct Alliance

Direct Alliance posted overall net sales of $18.8 million in the quarter ended December 31, 2004, down from $19.1 million in the fourth quarter of 2003. For the three months ended December 31, 2004, Direct Alliance’s largest client accounted for approximately 61% of Direct Alliance’s net sales, and the top three clients represented 87% of net sales. For the three months ended December 31, 2003, Direct Alliance’s largest client accounted for approximately 66% of Direct Alliance’s net sales, and the top three clients represented 93% of net sales.

Direct Alliance’s gross profit decreased $1.5 million or 24% to $4.8 million for the fourth quarter of 2004, compared to $6.3 million for the fourth quarter of 2003. The decrease was due primarily to a renegotiated fee structure as part of a multi-year contract renewal with Direct Alliance’s largest client. Additionally, a client program yearly performance guarantee of $461,000 was recorded in sales and gross profit in the fourth quarter of 2003, compared to $162,000 in the fourth quarter of 2004. These decreases were offset partially by increases in gross profit contributed by other clients.

Non-GAAP selling and administrative expenses at Direct Alliance increased 3% to $1.6 million for the fourth quarter of 2004, compared to $1.5 million for the fourth quarter of 2003. Non-GAAP selling and administrative expenses as a percentage of net sales were 8.3% in the fourth quarter of 2004, compared to 8.0% in the fourth quarter of 2003.

Direct Alliance posted non-GAAP earnings from operations of $3.2 million for the fourth quarter of 2004, a 33% decrease, compared to earnings from operations of $4.8 million for the fourth quarter of 2003.

Non-GAAP selling and administrative expenses and non-GAAP earnings from operations for Direct Alliance for the three months ended December 31, 2004 excludes $65,000 of allocated expenses related to the hiring of our new chief executive officer.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 5	January 27, 2005

CONFERENCE CALL AND WEBCAST

We will host a conference call and live webcast today at 5:00 p.m. EST to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.

FORWARD-LOOKING INFORMATION

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations or net earnings; projections of capital expenditures; projections for growth; hiring plans; plans for future operations; financing needs or plans; plans relating to our products and services; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:

•	changes in the economic environment and/or IT industry;

•	reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	actions of competitors, including manufacturers of products we sell;

•	reliance on a limited number of outsourcing clients;

•	disruptions in our information and telephone communication systems;

•	ability to renew or replace short-term financing facilities;

•	risks associated with international operations;

•	dependence on key personnel;

•	decreased effectiveness of equity compensation and proposed changes in accounting for equity compensation;

•	changes in results of operations of or non-payment by our equity method investees;

•	rapid changes in product standards;

•	recently enacted and proposed changes in securities laws and regulations;

•	intellectual property infringement claims;

•	integration and operation of future acquired businesses; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results and Financial Condition” set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part 1, Item 2 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission.

We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Executive Vice President,	Senior Vice President-
	Chief Financial Officer, Secretary	Finance
and Treasurer
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 6	January 27, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Net sales	$805,684	$739,179	$3,082,725	$2,886,047
Costs of goods sold	710,885	652,662	2,712,294	2,546,586

Gross profit	94,799	86,517	370,431	339,461
Operating expenses:
Selling and administrative expenses	74,249	67,246	285,742	279,539
Severance and restructuring expenses	—	—	2,435	3,465
Reductions in liabilities assumed in a previous acquisition	—	—	(3,617)	(2,504)

Earnings from operations	20,550	19,271	85,871	58,961
Non-operating (income) expense:
Interest income	(662)	(265)	(1,849)	(833)
Interest expense	556	521	2,011	2,608
Other expenses, net	422	1,087	893	2,472

Earnings from continuing operations before income taxes	20,234	17,928	84,816	54,714
Income tax expense	2,996	6,604	24,729	18,952

Net earnings from continuing operation	17,238	11,324	60,087	35,762
Discontinued operation:
Earnings from discontinued operation before income taxes	632	924	3,469	2,850
Gain on sale of investment in PlusNet	17,071	—	23,725	—
Income tax expense from discontinued operation	3,950	287	6,753	858

Net earnings	$30,991	$11,961	$80,528	$37,754

Net earnings from continuing operations per share:
Basic	$0.35	$0.24	$1.24	$0.77

Diluted	$0.35	$0.24	$1.22	$0.76

Net earnings per share:
Basic	$0.63	$0.26	$1.66	$0.82

Diluted	$0.62	$0.25	$1.64	$0.81

Shares used in per share calculation:
Basic	48,943	46,733	48,389	46,315

Diluted	49,727	47,904	49,231	46,885

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 7	January 27, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$38,443	$41,897
Accounts receivable, net	444,809	381,968
Receivables from equity method investee	3,098	—
Receivable from underwriter on sale of PlusNet shares	28,024	—
Inventories, net	95,903	89,254
Inventories not available for sale	41,791	22,031
Deferred income taxes and other current assets	35,455	35,645

Total current assets	687,523	570,795

Property and equipment, net	113,079	120,247
Goodwill, net	86,907	100,478
Other assets	132	604

	$887,641	$792,124

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215,876	$209,060
Accrued expenses and other current liabilities	59,110	52,653
Customer payments in advance of shipment	16,270	13,784
Short-term financing facility	25,000	55,000

Total current liabilities	316,256	330,497

Line of credit	—	10,004
Deferred income taxes and other long-term liabilities	11,826	12,254

Stockholders’ equity:
Preferred stock	—	—
Common stock	494	471
Additional paid-in capital	301,580	266,803
Retained earnings	230,879	150,351
Accumulated other comprehensive income – foreign currency translation adjustment	26,606	21,744

Total stockholders’ equity	559,559	439,369

	$887,641	$792,124

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 8	January 27, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (In thousands)

	Year Ended December 31,
	2004	2003
Cash flows from operating activities:
Net earnings from continuing operations	$60,087	$35,762
Plus: net earnings from discontinued operation	20,441	1,992

Net earnings	80,528	37,754

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	20,357	30,372
Provision for losses on accounts receivable	5,606	8,424
Write-downs of obsolete, slow-moving and non-salable inventories	7,070	8,918
Gain on sale of investment in PlusNet	(23,725)	—
Equity in loss of investee	400	—
Tax benefit from stock options exercised	7,093	1,912
Deferred income taxes	(2,390)	214
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(65,666)	19,432
Increase in receivables from equity method investee	(3,098)	—
Increase in inventories	(32,842)	(26,008)
(Increase) decrease in other current assets	(668)	2,052
Increase in other assets	(496)	(4,078)
Increase (decrease) in accounts payable	13,770	(35,429)
Increase in customer payments in advance of shipment	2,486	11,293
Increase in accrued expenses and other current liabilities	5,150	5,168

Net cash provided by operating activities	13,575	60,024

Cash flows from investing activities:
Proceeds from sale of investment in PlusNet, net of direct expenses	45,478	—
Receivable from underwriter	(26,849)	—
Purchases of property and equipment	(19,655)	(25,317)
Investment in equity method investee	(400)	—

Net cash used in investing activities	(1,426)	(25,317)

Cash flows from financing activities:
Repayments on short-term financing facility	(125,000)	(140,000)
Borrowings on short-term financing facility	95,000	105,000
Net (repayments) borrowings on line of credit	(10,004)	8,800
Increase in (repayment of) long-term liabilities	155	(13,172)
Proceeds from sales of common stock through employee stock plans	27,707	12,277

Net cash used in financing activities	(12,142)	(27,095)

Foreign currency impact on cash flow	(3,461)	3,355

(Decrease) increase in cash and cash equivalents	(3,454)	10,967
Cash and cash equivalents at beginning of period	41,897	30,930

Cash and cash equivalents at end of period	$38,443	$41,897

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 9	January 27, 2005

Insight Enterprises, Inc. and Subsidiaries
Quarterly Segment Operating Data Table
(unaudited)

	Three Months Ended
	December 31,
	2004	2003	% change
Insight North America
Number of account executives	1,106	1,194	(7%)
Direct shipments %	63%	53%		***
Average order size	$1,913	$1,772	8%
Percent of web sales	14%	12%	25	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	16%	16%	5	%*
Desktops and servers	19%	20%	5	%*
Software	12%	11%	18	%*
Storage devices	7%	7%	5	%*
Networking and connectivity	10%	10%	15	%*
Printers	9%	10%	(6	%)*
Monitors and video	7%	8%	6	%*
Memory and processors	6%	5%	26	%*
Supplies and accessories	7%	6%	36	%*
Miscellaneous	7%	7%	(3	%)*
Insight UK
Number of account executives	298	232	28%
Direct shipments %	47%	48%	(3	%)**
Average order size	$1,151	$972	18%
Percent of web sales	18%	17%	17	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	19%	18%	18	%*
Desktops and servers	13%	13%	14	%*
Software	18%	16%	19	%*
Storage devices	7%	7%	7	%*
Networking and connectivity	8%	8%	12	%*
Printers	9%	10%	(3	%)*
Monitors and video	10%	10%	14	%*
Memory and processors	4%	3%	32	%*
Supplies and accessories	7%	9%	(2	%)*
Miscellaneous	5%	6%	1	%*
Direct Alliance
Net sales mix:
Service fees	91%	93%	(3	%)*
Pass through product sales	9%	7%	21	%*

*	Based on net sales dollars.

**	Based on number of direct shipments.

***	The number of shipments, including direct shipments, is captured differently in the new Maximus IT system than the old IT system; therefore, the % change in direct shipments is not available.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 10	January 27, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Segment Reporting Information
(In thousands)

	Three Months Ended December 31, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$676,542	$110,327	$18,815	$805,684
Costs of goods sold	601,110	95,723	14,052	710,885

Gross profit	75,432	14,604	4,763	94,799
Operating expenses:
Selling and administrative expenses	58,221	14,397	1,631	74,249

Earnings from operations	$17,211	$207	$3,132	20,550

Non-operating expense, net				316

Earnings from continuing operations before income taxes				20,234
Income tax expense				2,996

Net earnings from continuing operations				17,238
Discontinued operation:
Earnings from discontinued operation before income taxes				632
Gain on sale of investment in PlusNet				17,071
Income tax expense from discontinued operation				3,950

Net earnings				$30,991

Total assets	$895,682	$148,308	$68,003	$887,641	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $224,352

	Year Ended December 31, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$2,557,402	$451,202	$74,121	$3,082,725
Costs of goods sold	2,267,798	389,608	54,888	2,712,294

Gross profit	289,604	61,594	19,233	370,431
Operating expenses:
Selling and administrative expenses	225,956	53,454	6,332	285,742
Severance and restructuring expenses	1,975	377	83	2,435
Reductions in liabilities assumed in previous acquisition	—	(3,617)	—	(3,617)

Earnings from operations	$61,673	$11,380	$12,818	85,871

Non-operating expense, net				1,055

Earnings from continuing operations before income taxes				84,816
Income tax expense				24,729

Net earnings from continuing operations				60,087
Discontinued operation:
Earnings from discontinued operation before income taxes				3,469
Gain on sale of investment in PlusNet				23,725
Income tax expense from discontinued operation				6,753

Net earnings				$80,528

Total assets	$895,682	$148,308	$68,003	$887,641	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $224,352.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 11	January 27, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Segment Reporting Information
(In thousands)

	Three Months Ended December 31, 2003
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$621,269	$98,828	$19,082	$739,179
Costs of goods sold	554,391	85,475	12,796	652,662

Gross profit	66,878	13,353	6,286	86,517
Operating expenses:
Selling and administrative expenses	54,343	11,382	1,521	67,246

Earnings from operations	$12,535	$1,971	$4,765	19,271

Non-operating expense, net				1,343

Earnings from continuing operations before income taxes				17,928
Income tax expense				6,604

Net earnings from continuing operations				11,324
Discontinued operation:
Earnings from discontinued operation				924
Income tax expense from discontinued operation				287

Net earnings				$11,961

Total assets	$771,103	$118,114	$57,914	$792,124	*

*	Consolidated total assets include net intercompany eliminations, and corporate assets of $155,007.

	Year Ended December 31, 2003
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$2,430,005	$379,785	$76,257	$2,886,047
Costs of goods sold	2,162,685	328,988	54,913	2,546,586

Gross profit	267,320	50,797	21,344	339,461
Operating expenses:
Selling and administrative expenses	228,129	45,853	5,557	279,539
Severance and restructuring expenses	2,922	543	—	3,465
Reductions in liabilities assumed in previous acquisition.	—	(2,504)	—	(2,504)

Earnings from operations	$36,269	$6,905	$15,787	58,961

Non-operating expense, net				4,247

Earnings from continuing operations before income taxes				54,714
Income tax expense				18,952

Net earnings from continuing operations				35,762
Discontinued operation:
Earnings from discontinued operation				2,850
Income tax expense from discontinued operation				858

Net earnings				$37,754

Total assets	$771,103	$118,114	$57,914	$792,124	*

*	Consolidated total assets include net intercompany eliminations, and corporate assets of $155,007.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 12	January 27, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Adjusted Condensed Consolidated Statements of Earnings
(In thousands, except per share data and footnotes)

	Three Months Ended				Three Months Ended
	December 31, 2004				December 31, 2003
	GAAP	Adjustments		Non-GAAP(m)	GAAP	Adjustments		Non-GAAP(m)
Net sales	$805,684	$—		$805,684	$739,179		$—	$739,179
Costs of goods sold	710,885	—		710,885	652,662		—	652,662

Gross profit	94,799	—		94,799	86,517		—	86,517
Operating expenses:
Selling and administrative expenses	74,249	(3,626	)(a)	70,623	67,246		—	67,246

Earnings from operations	20,550	3,626		24,176	19,271		—	19,271
Non-operating (income) expense:
Interest income	(662)	—		(662)	(265)		—	(265)
Interest expense	556	—		556	521		—	521
Other expenses, net	422	—		422	1,087		—	1,087

Earnings from continuing operations before income taxes	20,234	3,626		23,860	17,928		—	17,928
Income tax expense	2,996	6,050	(b)	9,046	6,604		—	6,604

Net earnings from continuing operations	$17,238	$(2,424)		$14,814	$11,324		$—	$11,324
Discontinued operation:
Earnings from discontinued operation before income taxes	632	—		632	924		—	924
Gain on sale of investment in PlusNet	17,071	(17,071	)(c)	—	—		—	—
Income tax expense from discontinued operation	3,950	(3,950	)(d)	—	287		—	287

Net earnings	$30,991	$(15,545)		$15,446	$11,961	$		$11,961

Net earnings from continuing operations per share:
Basic	$0.35	$(0.05)		$0.30	$0.24		$—	$0.24

Diluted	$0.35	$(0.05)		$0.30	$0.24		$—	$0.24

Net earnings per share:
Basic	$0.63	$(0.31)		$0.32	$0.26		$—	$0.26

Diluted	$0.62	$(0.31)		$0.31	$0.25		$—	$0.25

Shares used in per share calculation:
Basic	48,943	48,943		48,943	46,733		—	46,733

Diluted	49,727	49,727		49,727	47,904		—	47,904

Footnotes:

(a)	Insight UK recorded bonus expenses of $2.3 million, including employer taxes, related to a management incentive plan with the top executives at PlusNet. Insight North America and Direct Alliance recorded expenses of $1.2 million and $65,000, respectively, associated with the hiring of our new chief executive officer.

(b)	A tax benefit of $6.0 million was recorded for the following items:

a. tax benefit of approximately $5.5 million was recorded for the reduction in the deferred tax valuation allowance; and

b. tax benefit of $0.5 million was recorded for expenses associated with hiring of our new chief executive officer.

(c)	Gain of $17.1 million was recorded on the sale of PlusNet shares owned by the Company.

(d)	Tax expense of $4.0 million was recorded for the gain on the sale of PlusNet shares owned by the Company.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 13	January 27, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Adjusted Condensed Consolidated Statements of Earnings
(In thousands, except per share data and footnotes)

	Year Ended				Year Ended
	December 31, 2004				December 31, 2003
	GAAP	Adjustments		Non-GAAP(m)	GAAP	Adjustments		Non-GAAP(m)
Net sales	$3,082,725	$—		$3,082,725	$2,886,047	$—		$2,886,047
Costs of goods sold	2,712,294	—		2,712,294	2,546,586	—		2,546,586

Gross profit	370,431	—		370,431	339,461	—		339,461
Operating expenses:
Selling and administrative expenses	285,742	(4,555	)(e)	281,187	279,539	—		279,539
Severance and restructuring expenses	2,435	(2,435	)(f)	—	3,465	(3,465	)(k)	—
Reductions in liabilities assumed in previous acquisition	(3,617)	3,617	(g)	—	(2,504)	2,504	(g)	—

Earnings from operations	85,871	3,373		89,244	58,961	961		59,922
Non-operating (income) expense:
Interest income	(1,849)	—		(1,849)	(833)	—		(833)
Interest expense	1,668	—		1,668	2,608	—		2,608
Other expenses, net	1,236	—		1,236	2,472	—		2,472

Earnings from continuing operations before income taxes	84,816	3,373		88,189	54,714	961		55,675
Income tax expense	24,729	7,961	(h)	32,690	18,952	1,174	(l)	20,126

Net earnings from continuing operations	60,087	(4,588)		55,499	35,762	(213)		35,549
Discontinued operation:
Earnings from discontinued operation before income taxes	3,469	—		3,469	2,850	—		2,850
Gain on sale of investment in PlusNet	23,725	(23,725	)(i)	—	—	—		—
Income tax expense from discontinued operation	6,753	(5,437	)(j)	1,316	858	—		858

Net earnings	$80,528	$(22,876)		$57,652	$37,754	$(213)		$37,541

Net earnings from continuing operations per share:
Basic	$1.24	$(0.09)		$1.15	$0.77	$—		$0.77

Diluted	$1.22	$(0.09)		$1.13	$0.76	$—		$0.76

Net earnings per share:
Basic	$1.66	$(0.47)		$1.19	$0.82	$(0.01)		$0.81

Diluted	$1.64	$(0.47)		$1.17	$0.81	$(0.01)		$0.80

Shares used in per share calculation:
Basic	48,389	48,389		48,389	46,315	46,315		46,315

Diluted	49,231	49,231		49,231	46,885	46,885		46,885

Footnotes:

(e)	Insight UK recorded bonus expenses of $3.2 million, including employer taxes, related to a management incentive plan with the top executives at PlusNet. Insight North America and Direct Alliance recorded expenses of $1.2 million and $65,000, respectively, associated with the hiring of our new chief executive officer.

(f)	Insight North America, Insight UK and Direct Alliance recorded severance and restructuring costs of $2.0 million, $0.3 million, and $0.1 million, respectively, for the elimination of several positions. These amounts include an allocation of the $1.6 million recorded in connection with our agreement to terminate the employment of P. Robert Moya, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary without cause upon his retirement from the Company.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q4 2004 Results, Page 14	January 27, 2005

(g)	Insight UK recorded $3.6 million and $2.5 million in 2004 and 2003, respectively, of income associated with the reduction of certain liabilities assumed in connection with previous acquisitions.

(h)	A net tax benefit of $7.9 million was recorded for the following items:

a.	tax benefit of approximately $5.5 million was recorded for the reduction in the deferred tax valuation allowance;

b.	tax benefit of $1.3 million for valuation allowance releases on depreciation allowance carry forwards and bad debt provisions; and

c.	net tax benefit of $1.1 million was recorded for expenses associated with hiring of our new chief executive officer, severance and restructuring expenses and income associated with the reduction of certain liabilities assumed in connection with a previous acquisition.

(i)	Gain of $23.7 million was recorded on the sale of PlusNet shares owned by the Company.

(j)	Tax expense of $5.4 million was recorded for the gain on the sale of PlusNet shares owned by the Company.

(k)	Insight North America and Insight UK recorded severance and restructuring costs of $2.9 million and $0.6 million, respectively.

(l)	A net tax benefit of $1.2 million was recorded for the severance and restructuring expenses and income associated with the reduction of certain liabilities assumed in connection with a previous acquisition.

(m)	Non-GAAP Financial Measures: The non-GAAP financial measures in the 2004 and/or 2003 periods exclude the gain and expenses associated with the sale of PlusNet shares owned by the Company, the tax benefit associated with the reduction in the deferred asset valuation allowance, severance and restructuring expenses, income resulting from reductions in liabilities assumed in a previous acquisition, expenses relating to the hiring of our new chief executive officer, the tax effects of these items and other tax adjustments. We exclude these items when internally evaluating the results of operations for the Company and the individual operating segments and when comparing results of operations to competitors’ operating results. We believe that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958